P R O X Y
                 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OF
                     THE EMPIRE DISTRICT ELECTRIC COMPANY


   KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints R.L. LAMB, V.E. BRILL and J.S. WATSON, or any of them, with power of substitution, as attorneys and proxies to appear and vote all the shares of Common Stock standing in the name of the undersigned, with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of The Empire District Electric Company to be held at the Holiday Inn, 3615 South Range Line, in the City of Joplin, State of Missouri, on Thursday the 25th day of April, 1996, at 10:30 a.m., Joplin time, and at any and all adjournments and postponements thereof, in the manner indicated on the reverse hereof.

                       (CONTINUED ON THE REVERSE SIDE)


The Board of Directors recommends a vote FOR item (1).
(1)   The election of directors
      FOR the election of Directors in accordance with the provisions of the accompanying proxy statement (except as marked to the contrary below) [ ] WITHHOLD AUTHORITY to vote for all nominees listed below [ ]
      (Instruction: You may withhold authority to vote for any individual nominee by striking a line through the nominee's name below:) Class III (to serve until the 1999 Annual Meeting): M.F. Chubb, Jr., R.L. Lamb and R.E. Mayes.
(2) Upon any other matter which may properly come before the meeting in their discretion.
      Every properly signed proxy will be voted in the manner specified hereon and, in the absence of specification, will be voted FOR item (1).
      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement annexed thereto and of the Company's Annual Report for 1995.

                                        Dated: ___________________________, 1996
                                        ________________________________________
                                        ________________________________________
                                             Signature(s) of Stockholder
                                        Signature(s)  should be the same as name
                                        or  names   shown   hereon.   Executors,
                                        administrators, trustees, etc., should so indicate when signing.


  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

       The Empire District         S&P 500       S&P Electric Co's
         Electric Company           Index              Index
        -----------------          -------        ----------------
1989        100.00                  100.00             100.00
1990        109.97                   96.89             102.61
1991        178.10                  126.42             133.58
1992        167.48                  136.05             141.43
1993        173.02                  149.76             159.26
1994        143.62                  151.74             138.44